Exhibit 99

FPL Group, Inc.
Corporate Communications Dept.
Media Line: (305) 552-3888
October 23, 2003

FOR IMMEDIATE RELEASE

FPL Group reports 2003 third quarter results; reaffirms outlook for 2003; announces earnings expectations for 2004

JUNO BEACH, Fla. (Oct. 23, 2003) - FPL Group, Inc. (NYSE: FPL) today reported 2003 third quarter net income on a GAAP basis of $323 million, or $1.81 per share, compared with $150 million, or $0.85 per share, in the third quarter of 2002.

FPL Group's results for the third quarter of 2003 included the following items:

  an after-tax charge of $9 million or $0.05 per share due to a change in accounting principle

(FAS 150 - Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity);

  an after-tax charge of $3 million or $0.02 per share due to a change in accounting principle (FIN 46 - Consolidation of Variable Interest Entities); and

  a net unrealized gain of $8 million after-tax or $0.05 per share associated with the mark-to-market effect of non-managed hedges.

FPL Group's results in the prior-year quarter included the following items:

  an after-tax charge of $73 million, or $0.42 per share related to restructuring and other charges at FPL Energy;

  an after-tax charge of $64 million, or $0.36 per share for impairment and restructuring charges at FPL FiberNet in the Corporate and Other Category;

  an after-tax charge of $30 million, or $0.17 per share for a reserve for leverage leases in the Corporate and Other category; and

  a net unrealized gain of $2 million after-tax, or $0.01 per share associated with the mark-to-market effect of non-managed hedges.

Excluding these items, FPL Group's earnings would have been $327 million, or $1.83 per share for the third quarter of 2003, compared with $315 million, or $1.79 per share, in the third quarter of 2002. Management views results expressed in this fashion as an important indicator of overall operational performance for the period.

"FPL Group had a solid third quarter, and we continue to be on track to meet our earnings target for the year," said Lew Hay, chairman and chief executive officer. "With continued growth at FPL and the disciplined, moderate risk approach utilized at FPL Energy, I am optimistic about 2004 and our ability to continue to grow our business."

The company reaffirmed its full-year 2003 earnings outlook of $4.80-$5.00 per share. For 2004, the company said earnings will likely be in the range of $4.95 to $5.20 per share, although this range is based on preliminary business plans. Both earnings outlooks exclude the cumulative effect of adopting new accounting standards, as well as the mark-to-market effect of non-managed hedges and the ongoing fair valuing of minority interest required by a new accounting rule, none of which can be determined at this time. The 2004 outlook is based on the expectation of Florida Power & Light contributing $4.20 to $4.35 per share, assuming normal weather for the year, FPL Energy contributing $1.05 to $1.20 and Corporate & Other reducing earnings by $0.30 to $0.35 per share.

Florida Power & Light

Third quarter net income for Florida Power & Light, FPL Group's principal subsidiary, was

$277 million or $1.55 per share, down from $284 million or $1.61 per share from the prior year quarter. FPL has added 97,900 customer accounts over the last twelve months, an increase of 2.4 percent since the 2002 third quarter. Electricity usage per customer was essentially flat in the quarter.

"FPL continues to benefit from strong customer and underlying usage growth; however, results in the quarter were impacted by slightly milder weather compared to the prior year quarter. In addition, our results were impacted by higher operations and maintenance expense, including increased employee benefits and insurance costs, as well as higher depreciation associated with new power plants and delivery systems to help meet our continuing growth in Florida," said Hay.

During the quarter, the Nuclear Regulatory Commission extended operating licenses for the two units at FPL's St. Lucie Nuclear Power Plant that will add 20 years to the original license period. The license renewal will allow Units 1 and 2 to operate until 2036 and 2043, respectively.

Also during the quarter, FPL employees responded to a significant tornado that ripped through Palm Beach County in August, and more than 200 employees participated in the restoration efforts in North Carolina and Virginia restoring service in the wake of Hurricane Isabel. "Our employees once again demonstrated their professionalism and outstanding performance in dealing with two significant weather-related events," said Hay.

FPL Energy

FPL Energy, the wholesale energy subsidiary of FPL Group, reported third quarter net income on a GAAP basis of $54 million or $0.30 per share, compared to a loss of $34 million or $0.19 per share in the prior-year quarter.

FPL Energy's results for the third quarter 2003 included the following items:

  an after-tax charge of $9 million or $0.05 per share due to a change in accounting principle

(FAS 150 - Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity);

  an after-tax charge of $3 million or $0.02 per share due to a change in accounting principle (FIN 46 - Consolidation of Variable Interest Entities); and

  a net unrealized gain of $8 million after-tax or $0.05 per share associated with the mark-to-market effect of non-managed hedges.

FPL Energy's results in the prior-year quarter included the following items:

  an after-tax charge of $73 million, or $0.42 per share related to restructuring and other charges; and

  a net unrealized gain of $2 million after-tax or $0.01 per share associated with the mark-to-market effect of non-managed hedges.

Excluding these items, FPL Energy earnings would have been $58 million or $0.33 per share compared to $37 million or $0.21 per share in 2002.

New wind projects and continued strong performance at the Seabrook nuclear power station contributed significantly to FPL Energy's earnings growth in the quarter. In addition, FPL Energy benefited from increased contributions from contract restructuring activities versus the prior-year quarter. Positive results were somewhat offset by weaker performance of the subsidiary's existing portfolio and higher interest expense associated with portfolio growth.

Prior to beginning its scheduled refueling outage earlier this month, the Seabrook nuclear power station completed a run of 490 days of continuous operation, the highest performance level in its history.

FPL Energy is continuing to execute its wind development plan with approximately 640 megawatts of the 836 megawatts of announced wind projects in 2003 already operational. The company said all remaining projects, currently under construction, are on track to reach commercial operation by year-end. In addition, earlier this week, the company entered into definitive purchase and sale agreements to acquire 130 megawatts of California wind power generation projects from Enron. The company said it expects to complete the transactions by early 2004.

"Our ability to develop, build and operate wind energy facilities with fully contracted output is a competitive advantage for FPL Energy," Hay said. "Wind energy is a clean and renewable source of energy that helps to diversify our energy supply and provide a reliable source of earnings for our company."

Corporate and Other

Corporate and Other had a negative $8 million impact to net income or $0.04 per share. FPL FiberNet, an FPL Group subsidiary that provides fiber-optic networks and related services in Florida, had a net loss of $2 million, compared to a net loss of $67 million in the prior year's quarter. Results for last year's third quarter included impairment and restructuring charges at FPL FiberNet of $64 million after-tax, or $0.36 per share and a reserve for leverage leases of $30 million after-tax, or $0.17 per share.

FPL Group's third quarter earnings conference call is scheduled for 9 a.m. ET on Thursday, Oct. 23, 2003. The webcast is available on FPL Group's website by accessing the following link,

http://www.fplgroup.com/investor/contents/investor_index.shtml

Profile

FPL Group, with annual revenues of more than $9 billion, is nationally known as a high-quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in 26 states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light Company, serves more than 4 million customer accounts in Florida. FPL Energy, LLC, an FPL Group energy-generating subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.fplgroup.com, www.fpl.com and www.fplenergy.com.

CAUTIONARY STATEMENTS AND RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) are hereby filing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this presentation, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, believe, could, estimated, may, plan, potential, projection, target, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

•    FPL Group and FPL are subject to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, as amended (PURPA), and the Public Utility Holding Company Act of 1935, as amended (Holding Company Act), changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC), the Florida Public Service Commission (FPSC) and the utility commissions of other states in which FPL Group has operations, and the U.S. Nuclear Regulatory Commission (NRC), with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs). The FPSC has the authority to disallow recovery of costs that it considers excessive or imprudently incurred.

•    The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

•    FPL Group and FPL are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

•    FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation of the production and sale of electricity. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

•    The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, use of new technology, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected levels of output or efficiency. This could result in lost revenues and/or increased expenses. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power. In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including the ability to dispose of spent nuclear fuel, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators. Breakdown or failure of an FPL Energy, LLC (FPL Energy) operating facility may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

•    FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts and/or the write-off of their investment in the project or improvement.

•    FPL Group and FPL use derivative instruments, such as swaps, options, futures and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities. FPL Group could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the value of the reported fair value of these contracts. In addition, FPL's use of such instruments could be subject to prudency challenges by the FPSC and if found imprudent, cost disallowance.

•    There are other risks associated with FPL Group's non-rate regulated businesses, particularly FPL Energy. In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, the price and supply of fuel, transmission constraints, competition from new sources of generation, excess generation capacity and demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy. FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair its future financial results. In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results. In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy's ability to sell and deliver its wholesale power may be limited.

•    FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry. In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

•    FPL Group and FPL rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group and FPL to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase interest costs.

•    FPL Group's and FPL's results of operations can be affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities. In addition, severe weather can be destructive, causing outages and/or property damage, which could require additional costs to be incurred.

•    FPL Group and FPL are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims; as well as the effect of new, or changes in, tax rates or policies, rates of inflation, accounting standards, securities laws or corporate governance requirements.

•    FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

•    FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national events as well as company-specific events.

•    FPL Group and FPL are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees or work stoppage.

The issues and associated risks and uncertainties described above are not the only ones FPL Group and FPL may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with these additional issues could impair FPL Group's and FPL's businesses in the future.

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Three Months Ended September 30,

	2003	2002

Operating Revenues	$2,974	$2,353

Operating Expenses
Fuel, purchased power and interchange	1,532	1,082
Other operations and maintenance	383	325
Restructuring and impairment charges	-	207
Depreciation and amortization	282	225
Taxes other than income taxes	227	199

Total operating expenses	2,424	2,038

Operating Income	550	315

Other Income (Deductions)
Interest charges	(106)	(74)
Preferred stock dividends - FPL	(4)	(4)
Reserve for leveraged leases	-	(48)
Equity in earnings of equity method investees	34	18
Other - net	21	-

Total other income (deductions) - net	(55)	(108)

Income From Operations Before Income Taxes and Cumulative Effect of
Changes in Accounting Principles	495	207

Income Taxes	160	57

Income Before Cumulative Effect of a Changes in Accounting Principles	335	150

Cumulative Effect of Adopting FAS 150, "Accounting for Certain Financial
Instruments with Characteristics of Both Liabilities and Equity," Net of
Income Taxes of $6	(9)	-
Cumulative Effect of Adopting FASB Interpretation No. 46, "Consolidation of
Variable Interest Entities," Net of Income Taxes of $2	(3)	-

Net Income	$323	$150

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$323	$150

Adjustments:
Accounting change (FAS 150) - FPL Energy	9	-
Accounting change (FIN 46) - FPL Energy	3	-
Charges due to restructuring of FPL Energy	-	73
Charges due to restructuring of FPL FiberNet - Corporate and Other	-	64
Reserve for leveraged leases - Corporate and Other	-	30
Net unrealized mark-to-market (gains) losses associated with
non-managed hedges, primarily FPL Energy	(8)	(2)

Earnings excluding after-tax effect of certain items	$327	$315

Earnings Per Share (assuming dilution)	$1.81	$0.85

Earnings Per Share excluding certain items	$1.83	$1.79

Weighted-average shares outstanding (assuming dilution)	178	176

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Nine Months Ended September 30,

	2003	2002

Operating Revenues	$7,605	$6,251

Operating Expenses
Fuel, purchased power and interchange	3,736	2,783
Other operations and maintenance	1,168	1,007
Restructuring and impairment charges	-	207
Depreciation and amortization	808	718
Taxes other than income taxes	622	556

Total operating expenses	6,334	5,271

Operating Income	1,271	980

Other Income (Deductions)
Interest charges	(267)	(234)
Preferred stock dividends - FPL	(11)	(11)
Reserve for leveraged leases	-	(48)
Equity in earnings of equity method investees	85	51
Other - net	20	27

Total other income (deductions) - net	(173)	(215)

Income From Operations Before Income Taxes and Cumulative Effect of
changes in Accounting Principles	1,098	765

Income Taxes	349	199

Income Before Cumulative Effect of a Changes in Accounting Principles	749	566

Cumulative Effect of Adopting FAS 142, "Goodwill and Other Intangible
Assets," Net of Income Taxes of $143	-	(222)
Cumulative Effect of Adopting FAS 150, "Accounting for Certain Financial
Instruments with Characteristics of Both Liabilities and Equity," Net of
Income Taxes of $6	(9)	-
Cumulative Effect of Adopting FASB Interpretation No. 46, "Consolidation of
Variable Interest Entities," Net of Income Taxes of $2	(3)	-

Net Income	$737	$344

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$737	$344

Adjustments:
Accounting change (FAS 142) - FPL Energy	-	222
Accounting change (FAS 150) - FPL Energy	9	-
Accounting change (FIN 46) - FPL Energy	3	-
Charges due to restructuring of FPL Energy	-	73
Charges due to restructuring of FPL FiberNet - Corporate and Other	-	64
Reserve for leveraged leases - Corporate and Other	-	30
Gain on settlement of IRS litigation - Corporate and Other	-	(30)
Net unrealized mark-to-market (gains) losses associated with
non-managed hedges, primarily FPL Energy	(9)	(5)

Earnings excluding after-tax effect of certain items	$740	$698

Earnings Per Share (assuming dilution)	$4.14	$2.00

Earnings Per Share excluding certain items	$4.16	$4.06

Weighted-average shares outstanding (assuming dilution)	178	172

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Twelve Months Ended September 30,

	2003	2002

Operating Revenues	$9,665	8,056

Operating Expenses
Fuel, purchased power and interchange	4,664	3,535
Other operations and maintenance	1,655	1,403
Restructuring and impairment charges	-	207
Depreciation and amortization	1,042	970
Taxes other than income taxes	785	728

Total operating expenses	8,146	6,843

Operating Income	1,519	1,213

Other Income (Deductions)
Interest charges	(344)	(308)
Preferred stock dividends - FPL	(15)	(15)
Reserve for leveraged leases	-	(48)
Equity in earnings of equity method investees	110	52
Other - net	8	38

Total other income (deductions) - net	(247)	(281)

Income From Operations Before Income Taxes and Cumulative Effect of
Changes in Accounting Principles	1,272	932

Income Taxes	394	248

Income Before Cumulative Effect of a Changes in Accounting Principles	878	684

Cumulative Effect of Adopting FAS 142, "Goodwill and Other Intangible
Assets," Net of Income Taxes of $143	-	(222)
Cumulative Effect of Adopting FAS 150, "Accounting for Certain Financial
Instruments with Characteristics of Both Liabilities and Equity," Net
of Income Taxes of $6	(9)	-
Cumulative Effect of Adopting FASB Interpretation No. 46, "Consolidation
of Variable Interest Entities," Net of Income Taxes of $2	(3)	-

Net Income	$866	$462

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$866	$462

Adjustments:
Accounting change (FAS 142) - FPL Energy	-	222
Accounting change (FAS 150) - FPL Energy	9	-
Accounting change (FIN 46) - FPL Energy	3	-
Charges due to restructuring of FPL Energy	-	73
Charges due to restructuring of FPL FiberNet - Corporate and Other	-	64
Reserve for leveraged leases - Corporate and Other	-	30
Gain on settlement of IRS litigation - Corporate and Other	-	(30)
Net unrealized mark-to-market (gains) associated with
non-managed hedges, primarily FPL Energy	(5)	(10)

Earnings excluding after-tax effect of certain items	$873	$811

Earnings Per Share (assuming dilution)	$4.88	$2.70

Earnings Per Share excluding certain items	$4.92	$4.74

Weighted-average shares outstanding (assuming dilution)	178	171

FPL Group, Inc. Earnings Per Share Summary (assuming dilution)

	Three Months Ended September 30,

	2003	2002

Florida Power & Light Company	$1.55	$1.61
FPL Energy, LLC	0.30	(0.19)
Corporate and Other	(0.04)	(0.57)

Earnings Per Share	$1.81	$0.85

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$1.81	$0.85

Adjustments:
Accounting change (FAS 150) - FPL Energy	0.05	-
Accounting change (FIN 46) - FPL Energy	0.02	-
Charges due to restructuring of FPL Energy	-	0.42
Charges due to restructuring of FPL FiberNet - Corporate and Other	-	0.36
Reserve for leveraged leases - Corporate and Other	-	0.17
Net unrealized mark-to-market (gains) losses associated with
non-managed hedges, primarily FPL Energy	(0.05)	(0.01)

	(0.02)	0.94

Earnings Per Share excluding effect of certain items	$1.83	$1.79

	Nine Months Ended September 30,

	2003	2002

Florida Power & Light Company	$3.44	$3.52
FPL Energy, LLC	0.83	(1.13)
Corporate and Other	(0.13)	(0.39)

Earnings Per Share	$4.14	$2.00

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$4.14	$2.00

Adjustments:
Accounting change (FAS 142) - FPL Energy	-	1.29
Accounting change (FAS 150) - FPL Energy	0.05	-
Accounting change (FIN 46) - FPL Energy	0.02	-
Charges due to restructuring of FPL Energy	-	0.42
Charges due to restructuring of FPL FiberNet - Corporate and Other	-	0.37
Reserve for leveraged leases - Corporate and Other	-	0.17
Gain on settlement of IRS litigation - Corporate and Other	-	(0.17)
Net unrealized mark-to-market (gains) losses associated with
non-managed hedges, primarily FPL Energy	(0.05)	(0.02)

	0.02	2.06

Earnings Per Share excluding effect of certain items	$4.16	$4.06

FPL Group, Inc. Earnings Per Share Summary (assuming dilution)

	Twelve Months Ended September 30,

	2003	2002

Florida Power & Light Company	$4.07	$4.18
FPL Energy, LLC	.97	(1.06)
Corporate and Other	(0.16)	(0.42)

Earnings Per Share	$4.88	$2.70

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$4.88	$2.70

Adjustments:
Accounting change (FAS 142) - FPL Energy	-	1.30
Accounting change (FAS 150) - FPL Energy	0.05	-
Accounting change (FIN 46) - FPL Energy	0.02	-
Charges due to restructuring of FPL Energy	-	0.43
Charges due to restructuring of FPL FiberNet - Corporate and Other	-	0.37
Reserve for leveraged leases - Corporate and Other	-	0.17
Gain on settlement of IRS litigation - Corporate and Other	-	(0.17)
Net unrealized mark-to-market (gains) losses associated with
non-manages hedges, primarily FPL Energy	(0.03)	(0.06)

	(0.04)	2.04

Earnings Per Share excluding effect of certain items	$4.92	$4.74

FPL Group, Inc. Earnings Per Share Contributions (assuming dilution)

	Third Quarter	Year-to-Date

FPL Group - 2002 Earnings Per Share	$0.85	$2.00

Florida Power & Light - 2002 Earnings Per Share	1.61	3.52
Customer growth	0.08	0.22
Usage due to weather	(0.02)	0.05
Underlying usage growth	0.02	0.15
Rate reduction	-	(0.21)
Refund provision	-	0.07
O&M expenses	(0.03)	(0.21)
Depreciation expense - new plants	0.04)	(0.11)
Depreciation expense - credit timing	(0.05)	0.04
Other, including share dilution and rounding	(0.02)	(0.08)

Florida Power & Light - 2003 Earnings Per Share	1.55	3.44

FPL Energy - 2002 Earnings Per Share	(0.19)	(1.13)
Project additions	0.15	0.44
Existing portfolio	(0.02)	(0.14)
Interest expense	(0.05)	(0.08)
Asset optimization / trading activity	0.01	0.03
Other, including share dilution and rounding	0.01	0.04
September 2002 restructuring charges	0.42	0.42
Cumulative Effect of Change in Accounting Principles:
FAS 142, "Goodwill and Other Intangible Assets"	-	1.29
FAS 150, "Accounting for Certain Financial Instruments
with Characteristics of Both Liabilities and Equity"	(0.05)	(0.05)
FIN 46, "Consolidation of Variable Interest Entities"	(0.02)	(0.02)
Non-managed hedges impact	0.04	0.03

FPL Energy - 2003 Earnings Per Share	0.30	0.83

Corporate and Other - 2002 Earnings Per Share	(0.57)	(0.39)
FPL FiberNet operations	0.01	(0.06)
September 2002 FPL FiberNet restructuring charges	0.36	0.37
Reserve for leveraged leases	0.17	0.17
Favorable settlement with the IRS	-	(0.17)
Other, including share dilution and rounding	(0.01)	(0.05)

Corporate and Other - 2003 Earnings Per Share	(0.04)	(0.13)

FPL Group - 2003 Earnings Per Share	$1.81	$4.14

Note - There are some open questions being discussed by the electric utility industry and the Financial Accounting Board (FASB) about how to apply some recent changes in the accounting rules related to derivatives. FPL Group believe it has interpreted the changes appropriately and does not expect the resolution of these open questions to affect the results reported today. However, FPL Group is awaiting clarification on the open issues from the FASB, which could result in a significant adjustment to reported earnings prior to filing FPL Group's third quarter 2003 Form 10-Q.